UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2018 (January 31, 2018)

Moxian, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55017	27-3729742
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Block A, 9/F, Union Plaza, 5022 Binjiang Avenue, Futian District, Shenzhen City, Guangdong Province, China
(address of principal executive offices) (zip code)

Tel: +86 (0)755-66803251
(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 31, 2018, Dr. Yu Lin resigned as a member of the Board of the Registrant. Dr. Yu’s resignation was not the result of any disagreement with the Registrant, the Registrant’s management or the Board. At the time of his resignation, Dr. Yu served as the Chair of the Nominating and Corporate Governance Committee of the Board, a member of the Compensation Committee of the Board and a member of the Audit Committee of the Board. The Registrant and its Board expressed its appreciation for Dr. Yu’s service to the Board.

Effective January 31, 2018, Ms. Yang Nan resigned as a member of the Board of the Registrant. Ms. Yang’s resignation was not the result of any disagreement with the Registrant, the Registrant’s management or the Board. At the time of her resignation, Ms. Yang served as the Chair of the Audit Committee of the Board, a member of the Nominating and Corporate Governance Committee of the Board and a member of the Compensation Committee of the Board. The Registrant and its Board expressed its appreciation for Ms. Yang’s service to the Board.

Effective February 5, 2018, the Nominating and Corporate Governance Committee of the Registrant recommended, and the Board of the Registrant approved, the appointment of Ms. Sun Cai Di and Mr. Lam Mun Tong to the Registrant’s Board.

Ms. Sun, age 61, will serve on the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee and will serve as the Chair of the Audit Committee.

Mr. Lam, age 29, will serve on the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee and will serve as the Chair of the Corporate Governance and Nominating Committee.

Effective February 3, 2018, Mr. Hao Qing Hu resigned as the Chief Executive Officer of the Registrant and on February 5, 2018, the Board of Directors agreed that Mr. Hao should continue his service as a director and the Chairman of the Board. Mr. Hao’s resignation as Chief Executive Officer was not the result of any disagreement with the Registrant, the Registrant’s management or the Board.

Effective February 5, 2018 the Board appointed Mr. Yin Yi Jun as the new Chief Executive Officer. The Registrant has agreed to pay Mr. Yin a salary of USD $5,000 per month as a Chief Executive Officer, and each of Ms. Sun and Mr. Lam USD $1,500 per month for their service as a director and an additional fee of USD$500 per month for Ms. Sun for her service as the Chair of the Audit Committee.

The Board has further determined that each of Ms. Sun and Mr. Lam satisfies the definition of “independent director” and the requirements for service on the Board’s Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee under the Nasdaq listing standards, and that Ms. Sun satisfies the requirements for service as Chair of the Board’s Audit Committee. There are no relationships or related transactions between Ms. Sun, Mr. Lam and the Registrant that would be required to be reported under Section 404(a) of Regulation S-K.

Chief Executive Officer Agreement

In connection with Mr. Yin’s appointment, the Registrant has entered into a Chief Executive Officer Agreement, of which contains customary terms for an employment of this nature. A copy of the Chief Executive Officer Agreement is filed herewith as Exhibit 10.1.

Independent Director Agreement

In connection with the appointments of Ms. Sun and Mr. Lam as independent directors, the Registrant has entered into an Independent Director Agreement with each of Ms. Sun and Mr. Lam, the terms of which are identical in all material respects to the independent director agreements that Moxian has previously entered into with its directors, and were filed with the Securities and Exchange Commission as Exhibits 10.15 and 10.16 to the Registrant’s Registration Statement on Form S-1, dated as of September 19, 2016, as amended.

Set forth below is the biographical information of Mr. Yin, Ms. Sun and Mr. Lam.

Mr. Yin Yi Jun, age 31, was previously the Chief Executive Officer of Shanghai Shewn Media Co. Ltd (“Shanghai Shewn”), the Business Director of Shanghai Maiduxue Information Technology Co. Ltd (“Maiduxue”) and the General Manager for Shanghai Jun Ying Cultural Media Co., Ltd (“Shanghai Jun Ying”) during the period from 2014 to 2017. Before Mr. Yin joined Shanghai Shewn in second quarter of 2017, he was the Business Director of Maiduxue who was in charge of O2O supply chain management, product line development, business partner negotiations as well as team management. During Mr. Yin’s employment with Shanghai Jun Ying, Mr. Yin was fully responsible for marketing and promoting of wine culture as well as undertaking various business promotion activities, where he has successfully retained high-end clients from state owed enterprises and private enterprises. Prior to 2014, Mr. Yin spent about 6 years working as an electrical engineer under the State Grid Corporation of China. Mr. Yin obtained his Bachelor of Engineering from Shanghai University of Electric Power. The Board determined that Mr. Yin should be appointed as the new Chief Executive Officer of the Registrant based on his managing experience.

Ms. Sun Cai Di, age 61, has over 38 years of working experience in accounting, auditing, internal control, financial management and risk management. From 1979 to 2000, she served as internal auditor and financial controller in several private limited companies based in Shanghai before she joined Shanghai Xuanhe Certified Public Accounts LLP (“Shanghai Xuanhe”) as audit manager from 2002 through 2015. As an audit manager in Shanghai Xuanhe, Ms. Sun led a team of auditors in auditing big corporations such as Shanghai BaoSteel Group, Shanghai Telecom Co. Ltd and Shanghai Tobacco Group Co. Ltd as well as participating in corporate restructuring exercises. From 2015 through 2017, Ms. Sun joined Shanghai Qin Da Investment Holdings Limited, an investment company in Shanghai as Chief Financial Officer. Ms. Sun obtained her diploma in business management from Shanghai Zhabei District Ye Yu University. She is also a Certified Public Accountant in China. The Board determined that Ms. Sun should serve as an Independent Director of the Registrant and the Chair of Audit Committee based on her finance and accounting experience.

Mr. Lam Mun Tong, age 29, has more than 5 years of corporate experience in several organisation spun across Asia and United States. Mr. Lam is currently a director for Gear Capital Partners Limited, a financial advisor firm advising company on overseas listing, restructuring and fund raising. Prior to this, Mr. Lam was serving as a Vice President of Business Development of Asia Region with TAG Asia Partners, LLC, a boutique investment bank based in New York, in 2017. From 2013 to 2017, Mr. Lam was a manager at 8i Capital Limited where he was involved in advising small and medium sized enterprises in the Asia-Pacific region and helping some to list on exchange markets in United States and United Kingdom. The Board determined that Mr. Lam should serve as an Independent Director of the Registrant and the Chair of Corporate Governance and Nominating Committee based on his corporate experience.

Item 9.01    Exhibits

10.1	Chief Executive Officer Employment Contract dated February 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By Order of the Board.

Date: February 5, 2018	By:	/s/ Tan Wan Hong
		Name:	Tan Wan Hong
		Title:	Chief Financial Officer Moxian, Inc.